UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 2, 2012

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐            Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure.

On August 2, 2012, SkyWest Inc. (“SkyWest”) issued a press release entitled “SkyWest, Inc. Announces Additional Dual-Class Aircraft from Delta”, a copy of which is attached as Exhibit 99.1 to this Report.

SkyWest undertakes no duty or obligation to publicly update the information contained in this Report, although it may do so from time to time as it determines or believes is necessary. Any updates may be made through the filing of other reports with the SEC, through press releases, or by other public disclosures.  The information set forth in this Item 7.01 of this Report, and in the attached Exhibit 99.1, is qualified in all respects by, and subject in all respects to, the statements set forth in the section of the attached Exhibit 99.1 entitled “Forward-Looking Statements.”

The information contained in this Item 7.01 of this Report, and in the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SkyWest specifically incorporates the information by reference. By filing this Report and furnishing this information, SkyWest makes no admission or statement as to the materiality of any information in this Item 7.01 of this Report or in the attached Exhibit 99.1 that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Report:

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 2, 2012, entitled “SkyWest, Inc. Announces Additional Dual-Class Aircraft from Delta”

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: August 3, 2012	By	/s/ Michael J. Kraupp
Michael J. Kraupp, Chief Financial Officer and Treasurer